UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 26, 2024, Veradigm Inc. (the “Company”) entered into a Stockholder Agreement (the “Stockholder Agreement”) with Charles Myers (“Myers”) and Jessica Myers (together with Myers, the “Myers Parties”) whereby Myers serves as an observer of the board of directors of the Company (the “Board”), and, on July 24, 2025, the Company and the Myers Parties amended the Stockholder Agreement to, among other things, extend the Termination Date to January 26, 2026. Based on the contributions Myers has provided during his tenure as an observer to the Board to date, on January 15, 2026, the Company entered into a Second Amendment to the Stockholder Agreement with the Myers Parties (the “Second Stockholder Agreement Amendment”) extending the Termination Date (as defined therein) to July 26, 2026. The Second Stockholder Agreement Amendment also provides that the Company and the Myers Parties may further extend the Termination Date to January 26, 2027, with the consent of all of the parties.

The above description of the Stockholder Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Second Amendment to Stockholders Agreement, dated January 15, 2026, by and among Veradigm Inc., Charles Myers and Jessica Myers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

January 20, 2026	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Deputy General Counsel & Corporate Secretary